Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Super Group (SGHC) Limited

St. Peter Port, Guernsey

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Super Group (SGHC) Limited of our report dated April 20, 2022, relating to the consolidated financial statements of SGHC Limited, which appears in Super Group (SGHC) Limited’s Annual Report on Form 20-F for the period ended December 31, 2021, which is incorporated by reference in this Registration Statement.

/s/ BDO LLP

BDO LLP

London, United Kingdom

July 29, 2022